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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 22, 1999, relating to the financial statements and financial statement schedule of MidAmerican Energy Company as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report is included in this Form S-3. We also consent to the reference to us under the heading "Experts" in the prospectus supplement to the prospectus incorporated by reference in this Registration Statement.



Kansas City, Missouri                         /s/ PricewaterhouseCoopers LLP
July 3, 2000                               ------------------------------------
                                                  PricewaterhouseCoopers LLP